UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to 240.14a-12

LIFEWAY FOODS, INC.

(Name of Registrant as Specified In Its Charter)

_______________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Lifeway Foods Receives ISS Recommendation Supporting Company Nominees

Morton Grove, Illinois — December 18, 2025 — Lifeway Foods, Inc. (NASDAQ: LWAY) ("Lifeway" or "the Company") a leading U.S. supplier of kefir and fermented dairy products, today announced that Institutional Shareholder Services (“ISS”) has recommended that shareholders vote FOR all of the Company’s director nominees (the “Board Nominees”) and WITHHOLD votes from nominees submitted by Edward Smolyansky (the “Dissident Nominees”) at Lifeway’s upcoming 2025 Annual Meeting of Shareholders, scheduled for December 29, 2025, as set forth below:

Name	ISS Recommendation
BOARD NOMINEES
Kirk Chartier	“FOR”
Juan Carlos (“JC”) Dalto	“FOR”
Rachel Drori	“FOR”
Andee Harris	“FOR”
Susie Hultquist	“FOR”
Dorri McWhorter	“FOR”
Jason Scher	“FOR”
Julie Smolyansky	“FOR”

DISSIDENT NOMINEES
George Sent	“WITHHOLD”
Edward Smolyansky	“WITHHOLD”

ISS is an independent proxy advisory firm that provides research and voting recommendations to institutional investors.

The Company encourages shareholders to vote their shares in advance of the meeting returning the WHITE proxy card or voting via the Internet or QR code by following the instructions on the WHITE proxy card provided to them.

About Lifeway Foods, Inc.
Lifeway Foods, Inc., which has been recognized as one of America's Growth Leaders by TIME, as Dairy Foods' Processor of the Year 2025 and one of Forbes' Best Small Companies, is America's leading supplier of the probiotic, fermented beverage known as kefir. In addition to its line of drinkable kefir, the Company also produces a variety of cheeses and a ProBugs® line for kids. Lifeway's tart and tangy fermented dairy products are now sold across the United States, Mexico, Ireland, South Africa, United Arab Emirates, and France. Learn how Lifeway is good for more than just you at lifewayfoods.com.

Important Additional Information

The Company has filed a proxy statement on Schedule 14A, an accompanying WHITE proxy card and other relevant documents with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s shareholders for the Company’s 2025 annual meeting of shareholders. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD, AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by visiting the “Investor Relations” tab of the Company’s website at http://lifewaykefir.com/investor-relations/.

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Certain Information Regarding Participants in Solicitation

The Company, each of its independent directors (Kirk Chartier, Juan Carlos Dalto, Rachel Drori, Andee Harris, Susie Hultquist, Dorri McWhorter, Jason Scher and Pol Sikar) and certain of its executive officers (Julie Smolyansky, Chief Executive Officer, President and Secretary, and Eric Hanson, Chief Financial and Accounting Officer and Treasurer) are deemed to be “participants” (as defined in Schedule 14A under the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s shareholders in connection with matters to be considered at the Company’s 2025 annual meeting of shareholders. Information about the names of the Company’s directors and officers, their respective interests in the Company by security holdings or otherwise, and their respective compensation is set forth in Company’s Definitive Proxy Statement on Schedule 14A for its 2025 annual meeting of shareholders, filed with the SEC on December 1, 2025, the Company’s 2024 Form 10-K and Amendment No. 1 to the 2024 Form 10-K, filed with the SEC on April 29, 2025. Copies of these filings are available free of charge online at https://www.sec.gov and http://lifewaykefir.com/investor-relations/ or by writing to the Company’s Secretary, Lifeway Foods, Inc., 6431 West Oakton St., Morton Grove, IL 60053.

Contacts:
Derek Miller
Vice President of Communications, Lifeway Foods
Email: derekm@lifeway.net

Perceptual Advisors
Dan Tarman
Email: dtarman@perceptualadvisors.com

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